EXHIBIT 3.1C

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                            CERTIFICATE OF FORMATION

                                       OF

                          PENINSULA GAMING COMPANY, LLC



         This Certificate of Amendment is being duly executed and filed by the undersigned, as the authorized person for Peninsula Gaming Company, LLC, a Delaware limited liability company (the "Company"), in order to amend the Certificate of Formation of the Company, dated February 27, 2004, all as provided by Section 18-202 of the Delaware Limited Liability Company Act:

          1.   The name of the Company is Peninsula Gaming Company, LLC.

          2. The Certificate of Formation of the Company is hereby amended as following:

               The name of the limited liability company formed hereby is "Diamond Jo, LLC."


         IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of the Company as of March 10, 2004.


                                            /s/ Sharon Purcell
                                            ------------------------
                                            Sharon Purcell
                                            Authorized Person